SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		May 10, 2012

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
 (Address of principal executive offices)         (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2012 Annual Meeting of Shareholders held Thursday, May 10, 2012, Thomas K. Meier and Ralph H. Meyer retired from the Board of Directors of Chemung Financial Corporation in accordance with the Company’s Bylaws.  Dr. Meier has served on the Board for twenty-three years and Mr. Meyer has served for thirty-one years.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Chemung Financial Corporation, held May 10, 2012, the shareholders voted on three proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2012.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
David J. Dalrymple	2,879,100	37,327	846,038
William D. Eggers	2,861,894	54,532	846,038
John F. Potter	2,773,181	143,245	846,038
Robert L. Storch	2,880,911	35,515	846,038
Jan P. Updegraff	2,878,691	37,735	846,038

Messrs. Dalrymple, Eggers, Potter, Storch and Updegraff were elected.

Proposal 2:  Approval of the Company’s Equity Compensation Plans:

Directors’ Compensation Plan
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,658,933	143,132	114,360	846,038

Incentive Compensation Plan
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,654,243	155,318	106,864	846,038

Restricted Stock Plan
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,649,675	157,996	108,756	846,038

The Company’s Equity Compensation Plans were approved.

Proposal 3: Ratification of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

Votes For	Votes Against	Abstain
3,680,304	10,746	71,415

The appointment of Crowe Horwath LLP was ratified.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.
	99.1	Press Release of Chemung Financial Corporation dated May 11, 2012

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 11, 2012	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer